Exhibit 16.1

March 21, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

RE: Elsinore Services, Inc.
File Number: 000-54002

Dear Sirs/Madams:

We have read Item 4.01 of Elsinore Services, Inc.’s Form 8-K/A dated March 21, 2012 and we agree with the statements made concerning our firm.

Yours truly,

/s/Friedman LLP

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